Registration No. 333-163114

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOMET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0662382
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(713) 659-3855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GeoMet, Inc. 2005 Stock Option Plan

GeoMet, Inc. 2006 Long-Term Incentive Plan

Stock Acquisition and Stockholders’ Agreement

(Full title of the plans)

Tony Oviedo, Senior Vice President, Chief Financial Officer and Chief Accounting

Officer

GeoMet, Inc.

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(713) 659-3855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David P. Elder

Patrick Hurley

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On November 13, 2009, GeoMet, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-163114) (the “Registration Statement”), registering 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for equity awards granted under the Company’s 2005 Stock Option Plan, its 2006 Long-Term Incentive Plan and the Stock Acquisition and Stockholders’ Agreement, dated December 7, 2000.  The offerings have been terminated.  This Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister all 2,000,000 shares of Common Stock registered pursuant to the Registration Statement, or such lesser portion that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of December, 2015.

GeoMet, Inc.

By:	/s/ Michael Y. McGovern
	Name:	Michael Y. McGovern
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

President, Chief Executive Officer
and Director
/s/ Michael Y. McGovern	(principal executive officer)	December 21, 2015
Michael Y. McGovern

Senior Vice President, Chief
Financial Officer and Chief
Accounting Officer
(principal financial and accounting
/s/ Tony Oviedo	officer)	December 21, 2015
Tony Oviedo

/s/ Stanley L. Graves	Director	December 21, 2015
Stanley L. Graves

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